                                                                    Exhibit 4.13

                                 FIRST AMENDMENT TO
                                 WARRANT AGREEMENT


          THIS FIRST AMENDMENT TO WARRANT AGREEMENT (this "Amendment") is made and entered into as of this 15th day of November, 1996 by and between UNCLE B'S BAKERY, INC., an Iowa corporation (the "Issuer"), and CREDITANSTALT AMERICAN CORPORATION, a Delaware corporation ("Creditanstalt").

                                 W I T N E S S E T H :
                                 - - - - - - - - - -

          WHEREAS, pursuant to the Loan and Security Agreement dated as of July 12, 1995 between the Issuer and Creditanstalt Corporate Finance, Inc. ("CFI") (the "Loan Agreement"), CFI made a loan to the Issuer upon the terms set forth in the Loan Agreement; and

          WHEREAS, in order to induce CFI to structure and to provide the loan pursuant to the Loan Agreement, the Issuer executed and delivered a Warrant Agreement dated as of July 12, 1995 (as the same may be amended, supplemented or otherwise modified from time to time, the "Warrant Agreement") and issued to CFI Warrants to purchase 215,000 shares of Common Stock or Convertible Preferred Stock of the Issuer, which Warrants were later transferred by CFI to Creditanstalt, an affiliate of CFI; and

          WHEREAS, the Issuer and CFI wish to enter into a First Amendment to Loan and Security Agreement dated of even date herewith (as the same may be amended, supplemented, or otherwise modified from time to time, the "Loan Agreement Amendment") to provide for the loan of additional funds; and

          WHEREAS, in connection with and to induce CFI to enter into the Loan Agreement Amendment, the Issuer has agreed to amend the Warrant Agreement, as further set forth herein, in order to provide for the issuance of certain additional Warrants to Creditanstalt and make certain other changes set forth herein;

          NOW, THEREFORE, in consideration of these premises, the terms and conditions herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Definitions. As used in this Amendment, unless otherwise defined herein, terms defined in the Warrant Agreement shall have the meaning set forth therein when used herein.

          Section 2. Amendment of Definition of "Closing Date". The term "Closing Date," as set forth in Section 1 of the Warrant Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

               "Closing Date" shall mean (i) with respect to the Series A Warrants, July 12, 1995, the date of the closing of the Loan Agreement, and (ii) with respect to the Series B Warrants and the Purchased Shares, November 15, 1996.

     Section 3. Amendment of Definition of "Convertible Preferred Stock". The term "Convertible Preferred Stock," as set forth in Section 1 of the Warrant Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

               "Convertible Preferred Stock" shall mean the Class B Preferred Stock, Series 2 of the Issuer, par value $.01 per share which shall be convertible into Common Stock of the Issuer, and shall include any stock into which such Series 2 Preferred Stock shall have been changed or any stock resulting from any reclassification of such Series 2 Preferred Stock.

     Section 4.  Amendment of Definition of "Exercise Price."   The term
"Exercise Price," as set forth in Section 1 of the Warrant Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

               "Exercise Price" shall mean the exercise price of a Warrant,
                --------------
          which shall be $2.25 per Warrant.

     Section 5. Amendment of Definition of "Expiration Date". The term "Expiration Date," as set forth in Section 1 of the Warrant Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

               "Expiration Date" shall mean (i) with respect to the Series A Warrants, July 12, 2005, and (ii) with respect to the Series B Warrants, November 15, 2006.

     Section 6. Definition of "Non-Public Purchased Shares". Section 1 of the Warrant Agreement is hereby amended by adding following the definition of "Non-Attributable Stock," a new definition of "Non-Public Purchased Securities" as follows:

               "Non-Public Purchased Shares" shall mean the Purchased Shares that have not been sold to the public and bear a restrictive legend.

     Section 7. Definition of "Purchased Shares". Section 1 of the Warrant Agreement is hereby amended by adding following the definition of "Non-Surviving Combination," a new definition of "Purchased Shares" as follows:

               "Purchased Shares" shall mean the 111,111 shares of Common Stock purchased by Creditanstalt pursuant to that certain subscription agreement dated November 15, 1996 between the Issuer and Creditanstalt.

     Section 8. Definition of "Registrable Securities". Section 1 of the Warrant Agreement is hereby amended by adding following the definition of "Put Right" a new definition of "Registrable Securities" as follows:

               "Registrable Securities" shall mean the Warrants, the Non-Public Warrant Shares and the Non-Public Purchased Shares.

     Section 9.  Definition of "Series A Warrants" and "Series B Warrants".
Section 1 of the Warrant Agreement is hereby amended by adding following the definition of "Securities Act" new definitions of "Series A Warrants" and "Series B Warrants" as follows:

               "Series A Warrants" shall mean the stock purchase warrants issued pursuant to this Warrant Agreement entitling the record holders thereof to purchase from the Issuer at the Warrant Office an aggregate of 215,000 shares of Common Stock or Convertible Preferred Stock (in the percentages and to the extent provided in subsections 6(e) and 6(f) hereof and subject in each case to adjustments as provided in
          Section 12) at the Exercise Price therefor at any time after July 12, 1995 and before 5:00 p.m., New York time, on the Expiration Date therefor; individually, a "Series A Warrant."

               "Series B Warrants" shall mean the stock purchase warrants issued pursuant to this Warrant Agreement entitling the record holders thereof to purchase from the Issuer at the Warrant Office an aggregate of 205,000 shares of Common Stock or Convertible Preferred Stock (in the percentages and to the extent provided in subsections 6(e) and 6(f) hereof and subject in each case to adjustments as provided in
          Section 12) at the Exercise Price therefor at any time after November 15, 1996 and before 5:00 p.m., New York time, on the Expiration Date therefor; individually, a "Series B Warrant."

     Section 10. Amendment of Definition of "Warrant Holders". The term "Warrant Holders," as set forth in Section 1 of the Warrant Agreement, is hereby amended by deleting the period at the end of the sentence and adding the following language:

          "and holders of Non-Public Purchased Shares that have not been sold to the public and bear a restrictive legend."

     Section 11. Amendment of Definition of "Warrants". The term "Warrants," as set forth in Section 1 of the Warrant Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

               "Warrants" shall mean the Series A Warrants and Series B
                --------
          Warrants, collectively; individually, a "Warrant."

     Section 12. Duration and Exercise of Warrants. Section 6 of the Warrant Agreement is hereby amended to delete subsection (a) thereof in its entirety and to substitute therefor a new subsection (a) to read as follows:

          (a) (i) The Series A Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day after July 12, 1995 and on or before 5:00 p.m., New York time, on the Expiration Date therefor.

               (ii) The Series B Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day after November 15, 1996 and on or before 5:00 p.m., New York time, on the Expiration Date therefor.

     Section 13. Duration and Exercise of Warrants. Section 6 of the Warrant Agreement is hereby further amended to delete the first proviso of the first sentence of subsection (e) in its entirety and to substitute therefor a new proviso to read as follows:

          . . . , provided that the Warrant Holder shall not have the right to have issued to it upon exercise Common Stock which, when aggregated with the shares of Common Stock (other than shares of Non-Attributable Stock) previously issued as Warrant Shares or issued in conversion of Convertible Preferred Stock previously issued as Warrant Shares or owned or previously owned by the Warrant Holder, . . .

     Section 14. Duration and Exercise of Warrants. Section 6 of the Warrant Agreement is hereby further amended to delete therefrom subsection (f) in its entirety and to substitute therefor a new subsection (f) to read as follows:

               (f) Notwithstanding the foregoing provisions of this Section 6, in no event shall any Warrant be exercisable for shares of Common Stock or Convertible Preferred Stock which, when aggregated with all other shares of capital stock of the Issuer then held by Creditanstalt or its Affiliates, would, upon issuance, represent in excess of 24.99% of the Equity of the Issuer unless such shares, when issued, would constitute Non-Attributable Stock.

     Section 15. Voting Agreement. Section 9(c) of the Warrant Agreement is hereby amended by adding the words "or any Affiliate, including without limitation Creditanstalt American Corporation," following the word "Creditanstalt" in the first line thereof.

     Section 16. Adjustment of Number of Warrant Shares Purchasable. The Warrant Agreement is hereby further amended by adding a new subsection 12(j)(3) which shall read as follows:

               (3) there shall be no adjustment pursuant to this Section 12 with respect to the Issuer's issuance to Creditanstalt of the

          Purchased Shares.

     Section 17. Registration. The Warrant Agreement is hereby further amended by deleting Section 15 in its entirety and substituting the following Section 15 in lieu thereof:

          Section 15.  Registration.
                       ------------

               (a) Upon the written demand of any Warrant Holder to the Issuer (a "Demand") at any time and from time to time after the date which is four years after the Closing Date requesting that the Issuer effect the registration under the Securities Act of Registrable Securities of such Warrant Holder, the Issuer will promptly give written notice (a "Demand Notice") of such Demand to all other Warrant Holders. Each other Warrant Holder may request that the Issuer effect the registration under the Securities Act of additional Registrable Securities of such Warrant Holder by delivering written notice to the Issuer specifying such number of Registrable Securities within 20 days of receipt of the Demand Notice. In the event that the Issuer receives requests for the registration under the Securities Act of at least an aggregate of 50,000 Non-Public Warrant Shares or Non-Public Purchased Shares (or if less than an aggregate of 50,000 Registrable Securities are outstanding, the remainder of the Non-Public Warrant Shares and Non-Public Purchased Shares then outstanding) within such 20-day period the Issuer shall give written notice (a "Registration Notice") to all Warrant Holders that the Issuer will be filing a registration statement pursuant to this subsection 15(a) and will thereupon use its reasonable best efforts promptly to effect the registration under the Securities Act of (i) the Registrable Securities which Warrant Holders have requested to be registered within 20 days of the Demand Notice, and (ii) additional Registrable Securities which Warrant Holders have requested to be registered within 10 days of the Registration Notice. Promptly within 20 days of the Registration Notice, the Issuer will notify all Warrant Holders whose Registrable Securities are to be included in the registration of the number of additional Registrable Securities requested to be included therein by the other Warrant Holders. If the registration of which the Issuer gives notice pursuant to subsection 15(a) is for an underwritten public offering, only Registrable Securities which are to be included in the underwriting may be included in such registration, and the selling Warrant Holders shall, after reasonable consultation with the Issuer, have the right to designate the managing underwriter(s) in any such underwritten public offering with the consent of the Issuer (which consent shall not be unreasonably withheld). Holders who include Registrable Securities in a registration pursuant to subsection 15(a) shall bear the cost of any underwriters' discounts and commissions relating to their Registrable Securities which are sold.

               (b) The Issuer is obligated to effect one demand registration under subsection 15(a) and the Issuer shall bear all expenses other than underwriting discounts and commissions, if any, in connection with such registration, filings or qualifications pursuant to subsection 15(a), including without limitation all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Issuer and the fees and disbursements of one counsel for the selling Warrant Holders, provided that (i) a registration will not constitute a demand registration under subsection 15(a) until it has been declared effective under the Securities Act, (ii) if a registration statement filed pursuant to subsection 15(a) is terminated or withdrawn by the Issuer before all Registrable Securities covered thereby have been sold, the Issuer shall be obligated to pay the expenses of an additional demand registration under subsection 15(a), and (iii) no Person other than holders of Registrable Securities and the Persons who have registration rights on the date of this Warrant Agreement as described on Schedule II hereto shall have any right to have securities included in any registration under subsection 15(a). Any Person other than a holder of Registrable Securities whose securities are included in a registration under subsection 15(a) shall be subject to the same limitations applicable to "Other Security Holders" set forth in subsection 15(c).

               (c) If, at any time after the date hereof, the Issuer proposes to register any of its securities under the Securities Act (except pursuant to a registration statement filed on Form S-8 or Form S-4 or such other form as shall be prescribed under the Act for the same purposes), it will at each such time give written notice (which notice shall state the intended method of disposition thereof by the prospective sellers) to all holders of outstanding Registrable Securities of its intention to do so and the proposed minimum offering price per Registrable Security and upon the written request of any holder thereof given within 10 days after the Issuer's giving of such notice, the Issuer will use its reasonable best efforts to effect the registration of the Registrable Securities which it shall have been so requested to register by including the same in such registration statement all to the extent required to permit the sale or other disposition thereof in accordance with the intended method of sale or other disposition given in each such request. If the registration of which the Issuer gives notice pursuant to this subsection 15(c) is for an underwritten public offering, only Registrable Securities which are to be included in the underwriting may be included in such registration, and the Issuer shall have the right to designate the managing underwriter(s) in any such underwritten public offering; provided that (i) the Issuer shall use its best efforts to cause the managing underwriter(s) to include the Registrable Securities requested to be included in the registration in the underwriting; (ii) if the managing underwriter(s) advises the holders of the Registrable Securities and all other Persons seeking to include securities of the Issuer held by them in such registration statement ("Other Security Holders") in writing that the total amount of securities which they and the Issuer intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, the amount of securities to be offered for the accounts of all holders of the Registrable Securities requesting to be so included and all Other Security Holders, other than the Issuer, shall be reduced pro rata (based upon the amount of securities each such Person sought to include in the offering) to the extent necessary to reduce the total amount of securities to be included in the offering to the amount recommended by such managing underwriter(s) (which amount may be zero, if so recommended by such managing underwriter(s); provided, however, that unless prohibited by the terms of warrants outstanding on the date of this Warrant Agreement, holders of Registrable Securities shall be entitled to have a minimum of 50,000 Registrable Securities included in such registration statement before any securities held by Other Security Holders are included therein. Any registration statement filed pursuant to this subsection 15(c) may be withdrawn at any time at the discretion of the Issuer.


               (d) If a registration under subsection 15(a) or 15(c) shall be in connection with an underwritten public offering, each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, and to use such holder's reasonable best efforts not to effect any such sale or distribution of any other equity security of the Issuer or of any security convertible into or exchangeable or exercisable for any equity security of the Issuer (other than as part of such underwritten public offering) within seven days before or 90 days after the effective date of such registration statement (and the Issuer hereby also so agrees and agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Issuer purchased from the Issuer at any time other than in a public offering, so to agree).

               (e) As a condition to the inclusion of a holder's Registrable Securities in any registration statements, each such holder of Registrable Securities requesting registration thereof will furnish to the Issuer such information with respect to such holder as is required to be disclosed in the registration statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission. Failure of a holder to furnish such information or agreement shall not affect the obligation of the Issuer under this Section 15 to the remaining holders who furnish such information.

               (f) If and whenever the Issuer is required under this Section 15 to use its reasonable best efforts to effect the registration of Registrable Securities under the Securities Act, the Issuer shall:

                    (i) as expeditiously as possible and subject to the limitations set forth in subsection 15(c), prepare and file with the Commission a registration statement on the appropriate form with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing;

                    (ii) as expeditiously as possible, prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to the registration statement covering such Registrable Securities and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and usable for resale for a period necessary to complete the distribution of such securities, but in no event in excess of 24 months plus any period during which the holders of Registrable Securities are obligated to refrain from selling because the Issuer is required to amend or supplement the prospectus under subsection 15(f)(iv), and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended method of disposition of the sellers set forth therein;

                    (iii) as expeditiously as possible, furnish to each seller of such Registrable Securities registered, or to be registered under the Securities Act, and to each underwriter, if any, of such Registrable Securities such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

                    (iv) as expeditiously as possible, notify each seller of such Registrable Securities if, at any time when a prospectus relating to such Registrable Securities, is required to be delivered under the Securities Act, any event shall have occurred as a result of which the prospectus then in use with respect to such Registrable Securities would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or for any other reason it shall be necessary to amend or supplement such prospectus in order to comply with the Securities Act and prepare and furnish to all sellers as promptly as possible, and in any event within ninety (90) days of such notice, a reasonable number of copies of a supplement to or an amendment of such prospectus which will correct such statement or omission or effect such compliance;

                    (v) as expeditiously as possible, use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such seller shall reasonably request and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the public sale or other disposition in each such jurisdiction of the Registrable Securities owned by such seller and included in such registration statement, provided that the Issuer shall not be required to consent to the general service of process or to qualify to do business in any jurisdiction where it is not then qualified;

                    (vi) use its reasonable best efforts to keep the holders of such Registrable Securities informed of the Issuer's best estimate of the earliest date on which such registration statement or any post-effective amendment or supplement thereto will become effective and will promptly notify such holders and the managing underwriters, if any, participating in the distribution pursuant to such registration statement of the following: (A) when such registration statement or any post-effective amendment or supplement thereto becomes effective or is approved; (B) of the issuance by any competent authority of any stop order suspending the effectiveness or qualification of such registration statement or the prospectus then in use or the initiation or threat of any proceeding for that purpose; and (C) of the suspension of the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction;

                    (vii) make available to its security holders, as soon as practicable, an earnings statement covering a period of at least twelve months which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                    (viii) cooperate with the sellers of such Registrable

          Securities and the underwriters, if any, of such Registrable Securities; give each seller of such Registrable Securities, and the underwriters, if any, of such Registrable Securities and their respective counsel and accountants, such access to its books and records and such opportunities to discuss the business of the Issuer with its officers and independent public accountants as shall be necessary to enable them to conduct a reasonable investigation within the meaning of the Securities Act and, in the event that Registrable Securities are to be sold in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions, including without limitation the furnishing to the underwriters of a customary opinion of independent counsel to the Issuer and a customary "comfort" letter from the Issuer's independent public accountants;

                    (ix) provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement;

                    (x) as to any registration under subsection 15(a) and all registrations under subsection 15(c), pay all costs and expenses incident to the performance and compliance by the Issuer of this
          Section 15, including without limitation (A) all registration and filing fees; (B) all printing expenses; (C) all fees and disbursements of counsel and independent public accountants for the Issuer; (D) all blue sky fees and expenses (including fees and expenses of counsel in connection with blue sky surveys); (E) all transfer taxes; (F) the entire expense of any special audits required by the rules and regulations of the Commission; (G) the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto; and (H) the fees and expenses of one counsel for the holders of the Registrable Securities being registered; and

                    (xi) as to the first registration under subsection 15(a) which is in respect of an underwritten offering, as expeditiously as possible, take such actions as the underwriters reasonably request in order to expedite or facilitate the disposition of the Registrable Securities to be included in such offering (including, without limitation, effecting a stock split, stock dividend or a combination of shares of Common Stock), provided that the Issuer shall not be required to call a special meeting of shareholders to obtain approval of such actions.

             (g)(i) The Issuer will indemnify and hold harmless each seller of Registrable Securities, each director, officer, employee and agent of each seller, and each other person, if any, who controls such seller within the meaning of the Securities Act or the Exchange Act from and against any and all losses, claims, damages, liabilities and legal and other expenses (including costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such seller and furnished to the Issuer in writing by such seller expressly for use therein, and provided that the Issuer will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act under the indemnity agreement in this subsection 15(g) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the sale by such underwriter of Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Issuer has previously furnished copies thereof to such underwriter, or from a sale to a Person in a state where the offering has not been registered or qualified, if the Issuer has notified the seller and any underwriter involved in such sale of the states where the offering has been registered or qualified.

                    (ii) It shall be a condition to the obligation of the Issuer to effect a registration of Registrable Securities under the Securities Act pursuant hereto that (X) each seller, severally and not jointly, indemnify and hold harmless the Issuer and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act to the same extent as the indemnity from the Issuer in the foregoing paragraph, but only with reference to any breach by such seller of any agreement between such seller, and the Issuer with respect to the offering and with reference to information relating to such seller furnished to the Issuer in writing by such seller expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto and (Y) each seller, in the event that Registrable Securities are to be sold in an underwritten offering, enters into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions.

                    (iii) In case any claim shall be made or any proceeding (including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to this subsection 15(g), such indemnified party shall promptly notify the indemnifying party in writing of the same, provided that failure to notify the indemnifying party shall not relieve it from any liability it may have to an indemnified party otherwise than under this subsection 15(g). The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the fees and disbursements of such counsel. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (B) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (C) representation of such indemnified party by the counsel retained by the indemnifying party would, in the reasonable opinion of the indemnified party, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, provided that the Issuer shall not be liable for the fees and disbursements of more than one additional counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (h) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsection 15(g) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Issuer or the applicable sellers, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities incurred (including legal or other expenses reasonably incurred in connection with the investigating or defending of same) by the other and for which such indemnification was sought. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities included in the registration statement (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances; provided, however, that (i) in no case shall any seller of Registrable Securities be required to contribute any amount in excess of the total public offering price of the Registrable Securities sold by him and
          (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection 15(h), each person who controls any seller of Registrable Securities or the Issuer shall have the same rights to contribution as such seller or the Issuer. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the Issuer or the seller of Registrable Securities under this subsection 15(h), notify the Issuer or such seller, as the case may be, but the omission to so notify the Issuer or such seller, as the case may be, shall not relieve it from any other obligation it may have hereunder or otherwise.

               (i) After the date hereof, the Issuer shall not grant to any holder of securities of the Issuer any registration rights which have a priority greater than or equal to those granted to holders of Registrable Securities pursuant to this Section 15 without the prior written consent of the holders of at least a majority of the aggregate outstanding Registrable Securities, voting as a single group.

               (j) Notwithstanding the foregoing, Issuer shall not be obligated to register Warrants or Convertible Preferred Stock unless the Warrant Holder certifies to the Issuer that there is a reasonable possibility that its exercise of the Warrants would violate laws or regulations applicable to such Warrant Holder or its Affiliate.

     Section 18. Put Rights and Exchange Rights. The Warrant Agreement is hereby further amended by deleting Section 16 in its entirety and substituting the following Section 16 in lieu thereof:

          Section 16.  Put Rights and Exchange Rights.
                       ------------------------------

               (a) (i) Subject to the limitations hereinafter set forth, Creditanstalt and its Affiliates shall have the right, if the Warrant Shares issued or issuable upon exercise of the Warrants and held by Creditanstalt and its Affiliates, when aggregated with all other shares of capital stock of the Issuer then held or previously held by Creditanstalt or its Affiliates (excluding Non-Attributable Stock), would represent in excess of 24.99% of the Equity of the Issuer, upon written notice to Issuer, to require the Issuer to purchase that portion of such Warrants or Warrant Shares as will reduce the shares of capital stock of the Issuer held by, attributable to, or issuable to Creditanstalt and its Affiliates to 24.99% of the Equity of the Issuer (any such right being herein called a "Put Right"). The price to be paid to the holder upon exercise of a Put Right shall be an amount equal to the Put Price at the date the notice exercising such Put Right is given to the Issuer. The "Put Price" on any date shall be the amount which is determined when the Current Market Price Per Share of Common Stock on such date is multiplied by the aggregate number of shares of Common Stock of the Issuer (i) comprising the Warrant Shares to be purchased by the Issuer, and/or (ii) issuable upon exercise of the Warrants to be purchased by the Issuer, and/or
          (iii) issuable upon conversion of the Convertible Preferred Stock comprising the Warrant Shares to be purchased by the Issuer, and/or
          (iv) issuable upon conversion of the Convertible Preferred Stock issuable upon exercise of the Warrants to be purchased by the Issuer (assuming Convertible Preferred Stock, rather than Common Stock, is then issuable under such Warrants), and/or (v) comprising the Purchased Shares.

                    (ii) The completion of all purchases and sales of Warrants and Warrant Shares pursuant to exercises of Put Rights shall take place on the thirtieth (30th) day following the date on which the respective notice exercising such Put Right is given, unless another date is mutually agreed upon by the Issuer and the selling holder (the "Put Closing Date"). The Put Prices for all such purchases and sales shall be paid by the Issuer issuing to the selling holder in immediately available funds against delivery of certificates representing the Warrants and/or Warrant Shares to be purchased, duly endorsed for transfer to the Issuer.

               (b) Creditanstalt and its Affiliates shall have the right, if the outstanding Common Stock comprising the Purchased Shares and/or issued upon exercise of the Warrants and held by Creditanstalt and its Affiliates at any time exceeds 4.99% of the aggregate number of issued and outstanding shares of Common

          Stock, upon written notice to Issuer, to require the Issuer to exchange that portion of such Common Stock for Convertible Preferred Stock as will reduce the shares of Common Stock held by Creditanstalt and its Affiliates to 4.99% of the aggregate number of issued and outstanding shares of Common Stock (such right being called an "Exchange Right").

               (c) As used in this Section 16, "Warrant Shares" shall include all shares of Common Stock and/or Convertible Preferred Stock and other securities of the Issuer or its Affiliates issued to holders of the Issuer's Common Stock and/or Convertible Preferred Stock in respect of stock dividends, stock splits and other distributions and any recapitalizations, to the extent the same were not included in any adjustment of the Warrant Shares issuable upon exercise of Warrants pursuant to Section 12 hereof.

               (d) The certificates representing the Warrants and the Warrant Shares shall bear a legend indicating that the Warrants and the Warrant Shares are subject to the provisions of this Section 16.

               (e) Notwithstanding any provision of this Warrant Agreement to the contrary, all Warrants and Warrant Shares which are sold pursuant to an effective registration statement under the Securities Act shall, upon such sale, cease to be subject to the provisions of this Section 16.

     Section 19. Exhibit A. The Warrant Agreement is hereby further amended by deleting Exhibit A thereto in its entirety and by substituting therefore a new Exhibit A in the form attached as Exhibit A hereto.

     Section 20. Representations and Warranties. The Issuer hereby represents and warrants to Creditanstalt, for the benefit of Creditanstalt and any other Warrant Holder, as follows:

     (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa, has the corporate power and authority to conduct its business as presently conducted and as intended to be conducted, has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificates, has the corporate power and authority and legal right to own and lease its properties and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where failure to be so qualified could not be reasonably expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

     (b) The execution, delivery and performance by the Issuer of this Warrant Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Shares upon the exercise of the Warrants and the issuance of Common Stock upon conversion of the Convertible Preferred Stock have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the assets of the Issuer pursuant to, any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Issuer or its Subsidiaries or the Issuer's Articles of Incorporation or any contract, mortgage, loan agreement, note, lease or other instrument binding upon the Issuer or its Subsidiaries or by which their properties are bound.

     (c) This Warrant Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer. When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Issuer and
(ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof, and the Common Stock, when issued upon conversion of the Convertible Preferred Stock in accordance with the terms of the Issuer's Articles of Incorporation relating to the Convertible Preferred Stock, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock and Convertible Preferred Stock, as applicable, with no personal liability attaching to the ownership thereof.

     (d) The Issuer has authorized capital stock consisting of 40,000,000 Class A shares, par value $.01 per share, of which 3,656,258 shares are issued and outstanding, and 10,000,000 Class B shares, par value $.01 per share, 215,000 shares of which have been designated as Series 1 Convertible Preferred Stock and 420,000 shares of which have been designated as Series 2 Convertible Preferred Stock, none of which are issued and outstanding. Except as set forth on
SCHEDULE I hereto, there are no outstanding options, warrants, subscriptions, rights, convertible or exchangeable securities or other agreements or plans under which the Issuer may be or become obligated to issue, sell or transfer shares of its capital stock of other securities. The Convertible Preferred Stock has no voting rights, except as required by law, and is convertible on a share-for-share basis into Common Stock of the Issuer. To the Issuer's best knowledge, there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Issuer or any Subsidiary, other than the Voting Agreement between William T. Rose, Jr. and William T. Rose, Sr. dated August 14, 1993, the provisions of
Section 9(c) of the Warrant Agreement as amended hereby, and the provisions of
Section 3 of the Subscription Agreement dated November 15, 1996 between the Issuer and CFI.

     (e) Except as set forth on SCHEDULE II hereto, no holder of securities of the Issuer has any right to the registration of such securities under the Securities Act and any applicable state securities law.

     (f) The Issuer has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Issuer has furnished Creditanstalt with copies of its Report on Form 10-KSB for the fiscal year ended July 31, 1996 (the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 21. Expenses. Issuer agrees to pay, immediately upon demand by Creditanstalt, all costs, expenses, attorneys' fees, and other charges and expenses incurred by Creditanstalt in connection with the negotiation, preparation, execution and delivery of this Amendment and any other instrument, document, agreement or amendment executed in connection with this Amendment.

     Section 22. Limitation of Amendment. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Warrant Agreement, each of which is hereby ratified and reaffirmed and shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     Section 23. Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed but one and the same agreement.

     Section 24. Governing Law: Jurisdiction. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW).

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date and year first above written.



                         UNCLE B'S BAKERY, INC.

                         By: /s/ William T. Rose, Jr.
                              Name:  William T. Rose, Jr.
                                     --------------------
                              Title: President
                                     --------------------

                         Attest: /s/ Wm. Howard McClennan, Jr.
                              Name:  Wm. Howard McClennan, Jr.
                                     -------------------------
                              Title: Secretary
                                     -------------------------


                         CREDITANSTALT AMERICAN CORPORATION

                         By:  /s/ Scott Kray
                              Name:  Scott Kray
                                     ----------------
                              Title: Senior Associate
                                     ----------------

                         By:  /s/ W. Craig Stamm
                              Name:  W. Craig Stamm
                                     ----------------
                              Title: Senior Associate
                                     ----------------

                                                   EXHIBIT A



                FORM OF [SERIES A/SERIES B] WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. SUCH WARRANTS AND SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN AND ARE SUBJECT TO OTHER PROVISIONS OF THE WARRANT AGREEMENT, DATED AS OF JULY 12, 1995, BETWEEN THE ISSUER AND CREDITANSTALT CORPORATE FINANCE, INC., AS AMENDED, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PUT RIGHTS AND EXCHANGE RIGHTS MORE FULLY SET FORTH IN THE WARRANT AGREEMENT.


________________ ___, 199___                         Certificate No. [A-1/B-1]


                         EXERCISABLE ONLY ON OR BEFORE
                       [JULY 12, 2005/NOVEMBER 15, 2006]

                              Warrant Certificate

          This Warrant Certificate certifies that CREDITANSTALT AMERICAN CORPORATION ("Creditanstalt"), or registered assigns, is the registered holder of [215,000/205,000] Warrants (the "Warrants") to purchase Common Stock or Convertible Preferred Stock of UNCLE B'S BAKERY, INC., an Iowa corporation (the "Issuer"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Issuer before 5:00 P.M., New York time, on [July 12, 2005/November 15, 2006] (the "Expiration Date"), one (1) fully paid and nonassessable share of the Common Stock or Convertible Preferred Stock of the Issuer (the "Warrant Shares") in the percentages and to the extent set forth in the Warrant Agreement, at a price (the "Exercise Price") of $2.25 per Warrant payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the office of the Issuer at 441 Dubuque Street, Ellsworth, Iowa 50075, or such other address as the Issuer may specify in writing to the registered holder of the Warrants evidenced hereby (the "Warrant Office") In lieu of exercising Warrants pursuant to the immediately preceding sentence, the Warrant holder shall have the right to require the Issuer to convert the Warrants, in whole or in part and at any time or times, into Warrant Shares, by surrendering to the Issuer the Warrant Certificate evidencing the Warrants to be converted, accompanied by the annexed Form of Notice of Conversion which has been duly completed and signed. The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment prior to the Expiration Date as set forth in the Warrant Agreement. In no event shall this Warrant be exercisable for shares of Common Stock or Convertible Preferred Stock which, when aggregated with all other shares of capital stock of the Issuer previously issued to Creditanstalt or its Affiliates (other than Non-Attributable Stock (as defined in the Warrant Agreement)) would, upon issuance, represent in excess of 24.99% of the Equity of the Issuer (defined in the Warrant Agreement) unless such shares, when issued, would constitute Non-Attributable Stock (as defined in the Warrant Agreement).

          No Warrant may be exercised after 5:00 P.M., New York time, on the Expiration Date and (except as otherwise provided in the Warrant Agreement) all rights of the registered holders of the Warrants shall cease after 5:00 P.M., New York time, on the Expiration Date.

          The Issuer may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owners thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holders hereof and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

          Warrant Certificates, when surrendered at the office of the Issuer at the above-mentioned address by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Issuer at the above-mentioned address, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of July 12, 1995, as amended, between the Issuer and Creditanstalt Corporate Finance, Inc. Said Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders.

                 [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.


                                    UNCLE B'S BAKERY, INC.


                                    By: ___________________________________

                                    Name: _________________________________
                                    Title: ________________________________



(CORPORATE SEAL)

ATTEST:


________________________________
Secretary

                                                ANNEX to Form
                                                of Warrant
                                                Certificate
                                                --------------


                         FORM OF ELECTION TO PURCHASE

                   (To be executed upon exercise of Warrant)


          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____ Warrant Shares* and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ______________________________________________________ whose address is
__________________________________________ and that such certificate be delivered to ___________________________ whose address is _________________
_______________________________. If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of _____________________________________________ whose address is ____________________________________________________________________
and that such Warrant Certificate be delivered to ______________________________ whose address is ______________________________________________.



Signature:



________________________________________________
(Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.)


Date:______________



            * Consisting of:


                 _____ shares of Common Stock

                 _____ shares of Convertible Preferred Stock

                                                    ANNEX to Form
                                                    of Warrant
                                                    Certificate
                                                    -------------


                         FORM OF NOTICE OF CONVERSION

                  (To be executed upon conversion of Warrant)


          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to convert Warrants represented hereby into _____ Warrant Shares* in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _______________________________________________ whose address is
__________________________________________________________ and that such certificate be delivered to ____________________________________ whose address is _____________________________________________________________. If said number of Warrant Shares is less than all of the Warrant Shares obtainable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of _____________________________________________ whose address is
________________________________________________________ and that such Warrant
Certificate be delivered to ____________________________________ whose address is ___________________________________________________________.



Signature:


_____________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



Date:________________


              * Consisting of:

                _____ shares of Common Stock

                _____ shares of Convertible Preferred Stock